A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form SB-2/A Amendment No. 5 of Cascade Energy, Inc. (the "Company"), of our report of April 20, 2005 on the financial statements for the year ended February 28, 2005. We also consent to the reference to our firm under the heading “Experts” in the Form SB-2/A Amendment No. 5. Our report dated April 20, 2005 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“AMISANO HANSON”

AMISANO HANSON
Chartered Accountants

Vancouver, BC, Canada
November 6, 2006

06/O/Cascade1106.CONS

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net